Exhibit 3.49

Exhibit 3.49

INDEX TO BYLAWS OF

TEXAS WESTMORELAND COAL CO.

a Montana corporation

ARTICLE I. OFFICES 1

Section 1. Principal Offices 1

Section 2. Registered Office 1

ARTICLE II. SHAREHOLDERS 1

Section 1. Annual Meeting 1

Section 2. Special Meetings 1

Section 3. Place of Meeting 1

Section 4. Notice of Meeting 1

Section 5. Closing of Transfer Books or Fixing of Record Date 2

Section 6. Voting Lists 2

Section 7. Quorum 2

Section 8. Proxies 2

Section 9. Voting of Shares 3

Section 10. Voting of Shares by Certain Holders 4

Section 11. Informal Action of Shareholders 4

Section 12. Cumulative Voting 4

ARTICLE III. BOARD OF DIRECTORS 4

Section 1. General Powers 4

Section 2. Duties 4

Section 3. Number, Tenure and Qualifications 5

Section 4. Regular Meetings 5

Section 5. Special Meetings 5

Section 6. Notice 5

Section 7. Quorum 6

Section 8. Manner of Acting 6

Section 9. Action Without a Meeting 6

Section 10. Vacancies and Removal 6

Section 11. Resignation 6

Section 12. Compensation 6

Section 13. Presumption of Assent 6

Section 14. Liability of Directors 7

Section 15. Conflict of Interest 7

ARTICLE IV. COMMITTEES 8

Section 1. Executive Committee 8

Section 2. Other Committees 8

Section 3. Limitations 8

ARTICLE V. OFFICERS 9

Section 1. Number 9

Section 2. Election and Term of Office 9

Section 3. Removal 9

Section 4. Vacancies 9

Section 5. Resignation 9

Section 6. Chief Executive Officer; Chief Operating Officer; President 9

Section 7. Vice Presidents 11 Section 8. Secretary 11

Section 9. Treasurer 12

Section 10. Assistant Secretaries and Assistant Treasurers 12

Section 11. Chairman of the Board l2

Section 12. Salaries l3

ARTICLE VI. INDEMNIFICATION OF DIRECTORS AND OFFICERS 13

Section 1. Indemnification 13

Section 2. Determination 13

Section 3. Advances l4

Section 4. Employee Benefit Plans l4

Section 5. Further Indemnification of Officers 15

Section 6. Definitions 15

ARTICLE VII. CONTRACTS, LOANS, CHECKS AND DEPOSITS l5

Section 1. Contracts 15

Section 2. Loans 15

Section 3. Checks and Drafts 15

Section 4. Deposits15

ARTICLE VIII. CERTIFICATES FOR SHARES AND THEIR TRANSFERS 16

Section 1. Shares Represented by Certificates and Uncertified Shares 16

Section 2. Transfer of Shares 16

Section 3. Transfer Agent and Registrar 16

Section 4. Lost or Destroyed Certificates 16

ARTICLE IX. FISCAL YEAR l7

ARTICLE X. DISTRIBUTIONS l7

ARTICLE XI. CORPORATE SEAL17

ARTICLE XII. WAIVER OF NOTICE l7

ARTICLE XIII. AMENDMENTS l7

ARTICLE XIV. CONSTRUCTION l7

BYLAWS OF

TEXAS WESTMORELAND COAL CO. a Montana corporation ARTICLE I. OFFICES

Section 1. Principal Offices. The principal office of the corporation shall be located either within or without the State of Montana, as the Board of Directors may designate or as the business of the corporation may require from time to time. The corporation may have such other offices, either within or without the State of Montana, as the Board of Directors may designate or as the business of the corporation may require from time to time.

Section 2. Registered Office. The registered office of the corporation required by the Montana Business Corporation Act to be maintained in the State of Montana may be, but need not be, identical with the principal office in the State of Montana, and the address of the registered office may be changed from time to time by the Board of Directors. The registered agent of the corporation in the State of Montana shall have a business office identical with the corporation’s registered office.

ARTICLE II. SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held in the last month of the corporation’s fiscal year, on or before the last day of such year, for the purposes of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held at the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as possible.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one tenth (1/10th) of all outstanding shares of the corporation entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Montana, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Montana, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Montana.

Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of the shareholders or any adjourmnent thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Every proxy is revocable at the pleasure of the shareholder executing it, except as otherwise provided in this Section. The authority of the holder of a proxy to act may not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders. Except when another provision has been made by written agreement between the parties, the record holder of shares, which he holds as pledgee or otherwise as security or which belong to another, shall issue a proxy to vote or take other action thereon to the pledgor or to such owner of such shares, upon demand therefor and payment of necessary expenses thereof. A shareholder may not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value, except as authorized in this Section and by law. A proxy that is entitled “irrevocable proxy” and that states that it is irrevocable is irrevocable when it is held by any of the following or a nominee of any of the following:

(a) a pledgee;

(b) a person who has purchased or agreed to purchase the shares;

(c) a creditor or creditors of the corporation who extend or continue credit to the corporation in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit;

(d) a person who has contracted to perform services as an officer of the corporation, if:

(i) a proxy is required by the contract of employment; and

(ii) the proxy states that it was given in consideration of such contract of employment, the name of the employee, and the period of employment contracted for; or

(e) a person designated by or under a valid agreement among shareholders regarding the voting of their shares.

Notwithstanding a provision in a proxy stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed, the debt of the corporation is paid, the period of employment provided for in the contract of employment has terminated, or a valid agreement among shareholders regarding the voting of their shares has terminated; and in a case provided for in subsections (c) and (d) of this Section, it becomes revocable five (5) years after the date of the proxy or at the end of the period, if any, specified therein, whichever period is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this Section. The preceding sentence does not affect the duration of a revocable proxy under the third and fourth sentences of this Section. A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchase of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability are noted conspicuously on the certificate representing such shares.

Section 9. Voting of Shares. Subject to the provisions of Section 12 of this Article II, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders. Except as otherwise provided in the Articles of

Incorporation or by law, a vote by holders of a majority of all outstanding shares of the corporation entitled to vote shall be the act of the shareholders.

Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, personal representative, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Neither shares of its own stock held by the corporation, nor shares held by another corporation if a minority of the shares entitled to vote for the election of Directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 11. Informal Action of Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the option so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 12. Cumulative Voting. At each election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

ARTICLE III. BOARD OF DIRECTORS

Section 1. General Powers. All corporate powers shall be exercised by or under authority of and the business and affairs of a corporation shall be managed under the direction of the Board of Directors except as may be otherwise provided in the Articles of Incorporation or by law.

Section 2. Duties. A Director shall perform his duties as a Director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a Director is entitled to rely on information, opinions, reports, or statements, including financial statements or other financial data, in each case prepared or presented by:

(a) one or more officers or employees of the corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

(b) counsel, public accountants, or other persons as to matters that the Director reasonably believes to be within such person’s professional or expert competence; or

(c) a committee of the board upon which he does not serve, duly designated,

as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

A Director may not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties has no liability by reason of being or having been a Director of the corporation.

Section 3. Number, Tenure and Qualifications. The number of Directors of the corporation shall be one (1) or more, as directed by the shareholders. Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Montana or shareholders of the corporation.

Section 4. Regular Meetings. A regular meeting of the Board of Directors or any committee designated thereby shall be held without other notice than this Section, immediately after and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Montana, for the holding of additional regular meetings without other notice than such resolution. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means constitutes presence in person at a meeting.

Section 5. Special Meetings. Special meetings of the Board of Directors or any committee designated thereby, may be called by or at the request of the President or any Director. The person or persons authorized to call special meetings of the Board of Directors or any committee designated thereby may fix any place, either within or without the State of Montana, as the place for holding any special meeting of the Board of Directors called by them.

Section 6. Notice. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending a telegram to such director’s last known business or home address, by sending a facsimile transmission to such director’s last known business or home facsimile number, by sending an electronic mail message to such director’s last known business or home address for electronic mail, or by delivering written notice by hand to such director’s last known business or home address, in each case at least 24 hours in advance of the meeting, (iii) by sending written notice via reputable overnight courier to such director’s last known business or home address at least 48 hours in advance of the meeting, or (iv) by sending written notice, via first-class mail, at least 72 hours in advance of the meeting.

Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of Directors fixed by Section 3 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors, or all of the members of the committee.

Section 10. Vacancies and Removal. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any Directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders. Any Directorship to be filled by reason of the removal of one or more Directors by the shareholders may be filled by election by the shareholders at the meeting at which the Director or Directors are removed. At a meeting called expressly for that purpose, any Director or the entire Board of Directors may be removed with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors. If less than the entire Board is to be removed, a Director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal.

Section 11. Resignation. A Director may resign at any time by delivering written notification thereof to the President or Secretary of the corporation. Resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten (10) days from the date of its delivery, the resignation shall upon the tenth (10th) day be deemed accepted.

Section 12. Compensation. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 13. Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 14. Liability of Directors. In addition to any other liabilities, a Director who votes for or assents to any distribution contrary to law or contrary to any restrictions contained in the Articles of Incorporation shall, unless he complies with the standard provided in this Article for the performance of the duties of Directors, be liable to the corporation, jointly and severally with all other Directors so voting or assenting, for the amount or the value of such distribution in excess of the amount of such distribution which could have been made without a violation of law or any restrictions in the Articles of lncorporation. Any Director against whom a claim shall be asserted under or pursuant to this Section for the making of a distribution and who shall be held liable thereon shall be entitled to contribution from the shareholders who accepted or received any such distribution, knowing such distribution to have been made in violation of law or any restrictions in the Articles of lncorporation, in proportion to the amounts received by them respectively. Any Director against whom a claim shall be asserted under or pursuant to this Section shall be entitled to contribution from any other Directors who voted for or assented to the action upon which the claim is asserted and who did not comply with the standard provided in this Article for the performance of the duties of a Director.

Section 15. Conflict of Interest. No contract or other transaction between the corporation and one or more of its Directors or any other corporation, firm, association, or entity in which one or more of the Directors of the corporation are Directors or officers or are financially interested is either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or because his or their votes are counted for such purposes if:

(a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors;

(b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, in which vote or consent such interested Directors may participate to the extent that they are also shareholders; or

(c) the contract or transaction is fair and reasonable to the corporation. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

ARTICLE IV. COMMITTEES

Section 1. Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than two members, one of whom shall be the President, and shall designate one of such members as Chairman. The Board may also designate one or more of its members to serve as members of the Executive Committee in the absence of a regular member or members, subject to the limitations outlined in Section 3 of this Article IV. The Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings, subject to the limitations outlined in Section 3 of this Article IV.

Section 2. Other Committees. The Board of Directors may appoint from among its own members such committees as the Board of Directors may determine, which shall in each case consist of not less than two (2) Directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board of Directors. The President shall be a member ex officio of each committee appointed by the Board of Directors. A majority of the members of the committee may fix its rules of procedure.

Section 3. Limitations. No committee shall have the authority to: (a) authorize distributions;

(b) approve or recommend to shareholders actions or proposals required to be approved by shareholders;

(c) designate candidates for the office of Director, for purposes of proxy, solicitation or otherwise, or fill vacancies on the Board of Directors or any committee thereof;

(d) amend the bylaws;

(e) approve a plan of merger not requiring shareholder approval;

(f) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

(g) authorize or approve the issuance or sale of or any contract to issue or sell shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares or any contract therefor and, in the case of a series, the designation thereof may, pursuant to a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares, and to fix the terms upon which such shares may be issued or sold, including without limitation the price, the dividend rate, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features or a class of shares or a series of a class of shares, with full power to such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Montana Secretary of

State as required by law.

The designation of any such committee, the delegation thereof of authority, or the action by such committee pursuant to such authority, does not alone constitute compliance by any member of the Board of Directors not a member of the committee in question with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

ARTICLE V. OFFICERS

Section 1. Number. The officers of the corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers, including one or more vice presidents, as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except for the offices of President and Secretary.

Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Resignation. Any officer may resign at any time by delivering written notification thereof to the President or Secretary of the corporation. Resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten (10) days from the date of its delivery, the resignation shall upon the tenth (10th) day be deemed accepted.

Section 6. Chief Executive Officer; Chief Operating Officer; President.

(a) Unless the Board of Directors determines otherwise, the identity of the chief executive officer of the corporation and the duties and relationships of certain officers shall be determined in accordance with this Section 6.

(b) Unless the Board of Directors determines otherwise:

(i) If the corporation has three individuals filling the offices of Chief

Executive Officer, Chief Operating Officer, and President, then:

(A) (1) the Chief Executive Officer shall be the chief executive officer of the corporation, (2) the Chief Operating Officer shall be the chief operating officer of the corporation and shall perform such duties and have such responsibilities as the Board of Directors or the Chief Executive Officer shall specify, and (3) the President shall perform such duties and have such responsibilities as the Board of Directors, the Chief Executive Officer, or the Chief Operating Officer shall specify; and

(B) (1) in the event of the absence, inability or refusal to act of the Chief Executive Officer, the Chief Operating Officer shall perform the duties of the Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer and (2) in the event of the absence, inability or refusal to act of both the Chief Executive Officer and the Chief Operating Officer, the President shall perform the duties of the Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer;

(ii) If the corporation has two individuals filling the offices of Chief

Executive Officer and President, then:

(A) (1) the Chief Executive Officer shall be the chief executive officer of the corporation, and (2) the President shall perform such duties and have such responsibilities as the Board of Directors or the Chief Executive Officer shall specify; and

(B) in the event of the absence, inability or refusal to act of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer;

(iii) If the corporation has two individuals filling the offices of Chief

Operating Officer and President, then:

(A) (1) the Chief Operating Officer shall be the chief executive officer of the corporation, and (2) the President shall perform such duties and have such responsibilities as the Board of Directors or the Chief Operating Officer shall specify;

(B) in the event of the absence, inability or refusal to act of the Chief Operating Officer, the President shall perform the duties of the chief executive officer and when so performing shall have all the powers of and be subject to all the restrictions upon the chief executive officer; and

(iv) If the corporation has a President, and does not have a Chief Executive Officer or a Chief Operating Officer, then the President shall be the chief executive officer of the corporation.

(c) When used in these Bylaws without capitalization, the term “chief executive officer” means the corporation’s chief executive officer, whatever office or offices such person may hold.

(d) The corporation’s chief executive officer shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. The chief executive officer shall vote all shares owned by the corporation in another corporation, unless the Board of Directors expressly delegates the authority to vote such shares to some other officer or person.

Section 7. Vice Presidents. In the event of the absence, inability or refusal to act of the chief executive officer, then the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors), shall perform the duties of the chief executive officer and when so performing shall have all the powers of and be subject to all the restrictions upon the chief executive officer. Any Vice President may sign, with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the chief executive officer or by the Board of Directors.

Section 8. Secretary. The Secretary shall:

(a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose;

(b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

(c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized;

(d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

(e) sign with the chief executive officer, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

(f) have general charge of the stock transfer books of the corporation; and

(g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the chief executive officer or by the Board of Directors.

Section 9. Treasurer. The Treasurer shall:

(a) have charge and custody of and be responsible for all funds and securities of the corporation;

(b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VII of these bylaws; and

(c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the chief executive officer or by the Board of Directors.

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the chief executive officer or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the chief executive officer or the Board of Directors.

Section ll. Chairman of the Board. The Chairman of the Board, when such an office is authorized by the Board of Directors, shall, if present, preside at all meetings of the Board of Directors, and shall, in general, perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

ARTICLE VI. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Indemnification. The corporation shall indemnify any person, including the heirs and legal representatives of such person, made a party to a proceeding by reason of the fact that he is or was a Director or officer of the corporation if:

(a) he conducted himself in good faith; and

(b) he reasonably believed:

(i) In the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation; and

(ii) in all other cases, his conduct was at least not opposed to the best interest of the corporation; and

(c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful;

provided, however, that:

(d) a person shall not be indemnified in respect to any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he has been adjudged to be liable on the basis that personal benefit was improperly received by him;

(e) if the proceeding was by or in the right of the corporation, indemnification shall be made only against reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect to any proceeding in which the person shall have been adjudged liable to the corporation; and

(f) a Director or officer who has been wholly successful, on the merits or otherwise, in defense of any proceeding referred to above shall be indemnified against reasonable expenses incurred by him in connection with the proceeding.

The indemnification under this Article shall include an indemnification against judgments, penalties, fines, settlements and reasonable expenses, actually incurred by the person in connection with the proceeding.

Section 2. Determination. No indemnification shall be made under this Article unless authorized in the specific case after a determination has been made that indemnification of the Director or officer is permissible in the circumstances because he has met the standards of conduct set forth in Section 1. Such determination shall be made:

(a) by the Board of Directors by a majority vote of a quorum consisting of Directors not at the time parties to the proceeding; or

(b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board, duly designated to act in the matter by majority vote of the full Board, in which designation Directors who are parties may participate, consisting solely of two or more Directors not at the time parties to the proceeding; or

(c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in subparagraph (a) or (b) of this Section 2, or if the requisite quorum of the full Board cannot be obtained and such committee cannot be established, then by a majority vote of the full Board, in which selection Directors who are parties may participate; or

(d) by the shareholders.

Authorization of indemnification and determination as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to the reasonableness of expenses shall be made in the manner specified in subparagraph (c) of this Section 2 for the selection of such counsel. Shares held by Directors who are parties to the proceeding may not be voted on the subject matter under the preceding sentence.

Section 3. Advances. Reasonable expenses incurred by a Director or officer who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such proceeding upon receipt by the corporation of:

(a) a written affirmation by the Director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized in Section 1; and

(b) a written undertaking by or on behalf of the Director or officer to repay such amount if it is ultimately determined that he has not met such standard of conduct and after determination that the facts then known to those making the determination would not preclude indemnification under this Article.

Section 4. Employee Benefit Plans. For purposes of this Article, the corporation shall be considered to have requested a Director or officer to serve an employee benefit plan where the performance by him of his duties to the corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a Director or officer with respect to an employee benefit plan pursuant to applicable law shall be considered fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and the beneficiaries of the plan shall be considered to be for a purpose that is not opposed to the best interest of the corporation.

Section 5. Further Indemnification of Officers. The corporation shall, in addition, have the power to indemnify and to advance expenses to an officer who is not a director to such further extent, consistent with law, as may be provided in the corporation’s Articles of Incorporation, general or specific action of the Directors or contract.

Section 6. Definitions. As used in this Article, the terms:

(a) “Director” means any person who is or was a Director of the corporation and any person who, while a Director of the corporation, is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan;

(b) “Corporation” includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of such transaction;

(c) “Expenses” includes attorneys’ fees;

(d) “Official capacity” means, when used with respect to a Director, the office of Director in the corporation, or when used with respect to an officer, the elective or appointive office in the corporation held by the officer;

(e) “Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding; and

(f) “Proceeding” means any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative or investigative.

ARTICLE VII. CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents of the corporation, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. The Board of Directors may authorize any officer or officers, or agent or agents of the corporation, to enter into any loan agreement or execute and deliver any instrument evidencing indebtedness in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

Section 3. Checks and Drafts. All checks, drafts, other orders for the payment of money, notes or other evidences of indebtedness of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VIII. CERTIFICATES FOR SHARES AND THEIR TRANSFERS

Section 1. Shares Represented by Certificates and Uncertified Shares. The shares of a corporation shall be represented by certificates or shall be uncertificated shares. Certificates shall be signed by the Chairman or Vice Chairman of the Board of Directors or the Chief Executive Officer, the President, or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue. The Board of Directors of the corporation may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section. The rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series must be identical. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificates for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 3. Transfer Agent and Registrar. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

Section 4. Lost or Destroyed Certificates. The corporation may issue a new certificate to replace any certificate theretofore having been lost or destroyed. The Board of Directors may require the owner of such a certificate or his legal representative to give the corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the corporation and transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

ARTICLE IX. FISCAL YEAR

The fiscal year of the corporation shall end on December 31 of each year, until changed by action of the Board of Directors.

ARTICLE X. DISTRIBUTIONS

The Board of Directors may, from time to time, declare and the corporation may make distributions on its outstanding shares in the manner, and upon the terms and conditions provided by law and the Articles of lncorporation of the corporation.

ARTICLE XI. CORPORATE SEAL

The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal.”

ARTICLE XII. WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of these bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Montana Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII. AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, subject to repeal or change by action of the shareholders.

ARTICLE XIV. CONSTRUCTION

These bylaws shall apply only to the extent not inconsistent with the Articles of Incorporation of the corporation, the Montana Business Corporation Act or other applicable law, and these bylaws shall be construed in a manner consistent with the terms of the Articles of Incorporation of the corporation, the Montana Business Corporation Act, and all other applicable law.